CONTACTS MEDIA: Marcey Zwiebel (412) 762-4550 media.relations@pnc.com INVESTORS: Bryan Gill (412) 768-4143 investor.relations@pnc.com RECORDING OF THE PNC GOLDMAN SACHS CONFERENCE PRESENTATION TO BE AVAILABLE, FOLLOWING TECHNICAL DIFFICULTIES WITH THE CONFERENCE WEBCAST PROVIDER PITTSBURGH, Dec. 7, 2021 – The PNC Financial Services Group, Inc. (NYSE: PNC) will make a recording available of its presentation at the Goldman Sachs US Financial Services Conference after technical difficulties were experienced by the conference’s webcast provider, which made the live presentation inaccessible. A recording of the presentation will be made available at approximately 8:00 p.m. (ET) today, for 30 days at www.pnc.com/investorevents, in addition to related materials, including cautionary statements regarding forward-looking information already posted. The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com. # # # Exhibit 99.1